Exhibit 4.1

FORM OF COMMON STOCK CERTIFICATE

No.__ Shares____

STAGE STORES INC.

CERTIFICATE OF STOCK

THIS CERTIFIES THAT _______________, is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH, OF THE COMMON STOCK, OF Stage Stores, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

STAGE STORES, INC.

CORPORATE SEAL

NEVADA

_________________________ ________________________________

Michael E. McCreery, Secretary James Scarborough, President and Chief Executive Officer

Countersigned and Registered:

MELLON INVESTOR SERVICES LLC

Transfer Agent and Registrar

By______________________________

Authorized Officer

STAGE STORES, INC.

Stage Stores, Inc. will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - ______ Custodian _______ (Cust) (Minor) under Uniform Gifts to Minors Act ________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, __________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

_______________________________ _______________________________

Please print or typewrite name and address including postal zip code of assignee

_____________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: __________________

________________

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

__________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.